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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

           THIS AGREEMENT is made this 18th day of March, 1998, between BUSINESS BANK OF CALIFORNIA (the "Bank"), having a principal place of business at 505 West Second Street, San Bernardino, California 92401, and ALAN J. LANE ("Executive"), whose residence address is 41837 Deepwood Circle, Temecula, California 92591.


                               W I T N E S S E T H
                               - - - - - - - - - -

           WHEREAS, the Bank is a California banking corporation duly organized, validly existing, and in good standing under the laws of the State of California, with power to own property and carry on its business as it is now being conducted;

           WHEREAS, the Bank desires to continue to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business;

           WHEREAS, the parties hereto desire to specify the terms of Executive's employment by the Bank as controlling Executive's employment with the Bank;

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, it is agreed that from and after April 1, 1998 (the "Effective Date"), the following terms and conditions shall apply to Executive's said employment:


           A.  TERM OF EMPLOYMENT
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               The Bank hereby employs Executive and Executive hereby accepts employment with the Bank for the period of three (3) years (the "Term") commencing with the Effective Date, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by the Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.
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           B.  DUTIES OF EXECUTIVE
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               1.  Duties. Executive shall perform the duties of President and
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Chief Executive Officer of the Bank, subject to the powers by law vested in the
Board of Directors of the Bank and in the Bank's shareholders. During the Term, Executive shall perform exclusively the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Incorporation, Bylaws and internal written policies.

               2.  Conflicts of Interest. Except as permitted by the prior
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written consent of the Board of Directors of the Bank, Executive shall devote
Executive's entire productive time, ability and attention to the business of the Bank during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Bank's interests. Notwithstanding the foregoing, Executive may make investments of a passive nature in any business or venture, provided however, that neither such business or venture is in competition, directly or indirectly, in any manner with the Bank.

          C.   COMPENSATION
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               1.  Salary. For Executive's services hereunder, the Bank shall
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pay or cause to be paid as annual base salary to Executive the sum of One
Hundred Fifty Thousand Dollars ($150,000) for each year of the Term. Said salary shall be payable in equal installments in conformity with the Bank's normal payroll period. Annual adjustments after the first year of the Term may be made in the discretion of the Board of Directors.

               2.  Bonuses. Executive shall be entitled to participate in the
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Bank's existing incentive compensation plan upon such terms and conditions as are mutually agreeable to the Bank and Executive.

          D.   EXECUTIVE BENEFITS
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               1.  Vacation. Executive shall be entitled to a four (4) week
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vacation during each year of the Term; provided, however, that for each year of the Term, Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation"), which shall be taken consecutively. Executive shall not be entitled to vacation pay in lieu of vacation and accrual of any unused vacation time shall be limited to a maximum of five (5) weeks at any time.

               2.  Automobile. Effective January 1, 1999, or earlier if
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requested by Executive, the Bank shall provide Executive, for Executive's sole use, a suitable full-sized automobile, the specific make and model of such automobile to be determined by Executive,

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which automobile shall be initially new and at no time be older than three (3)
years. The Bank shall pay all operating expenses of any nature whatsoever with regard to such automobile, provided Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such payments as deductible business expenses of the Bank and not as deductible compensation to Executive. The Bank shall also procure and maintain in force an automobile liability insurance policy on such automobile, containing all reasonable and necessary coverage.

               3.  Group Medical and Life Insurance Benefits. The Bank shall
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provide for Executive, at the Bank's expense, participation in the Bank's existing California Banker's Association Group Insurance Program ("CBA Program") at a level commensurate for an employee of Executive's salary level. Said coverage shall be in existence or shall take effect as of the Effective Date hereof and shall continue throughout the Term. The Bank's liability to Executive for any breach of this paragraph shall be limited to the amount of premiums required hereunder to be payable by the Bank to obtain or maintain, as applicable, the coverage contemplated herein.

               4.  Stock Options. The Bank shall grant Executive a stock option
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to purchase up to 26,000 shares of the Bank's authorized but unissued Common
Stock (in addition to any currently outstanding options), at an exercise price equal to the higher of book or market value on the date of grant, subject to compliance with any applicable requirements of the Bank's Stock Option Permit and Order of Exemption issued by the State Banking Department. The Bank and Executive agree that such option shall be for a term of ten (10) years, and will vest over a period of five (5) years from the date of grant as follows: twenty percent (20%) will be exercisable on or after each of the first five anniversaries of the date of grant of the stock option. The Bank and Executive also agree that, to the maximum extent permitted by law, the option will qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Such stock option will be granted to Executive pursuant to the Bank's current Stock Option Plan, and an agreement between the Bank and Executive containing the terms as may be agreed upon by such parties.

               5.  401(k) Plan. Executive shall be entitled to participate in
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the Bank's 401(k) Plan subject to the eligibility and vesting requirements set forth in said Plan.

          E.   REIMBURSEMENT FOR BUSINESS EXPENSES
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               Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which types of expenditures shall be determined by the Board of Directors, provided that:

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               (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as deductible compensation to Executive; and

               (b) Executive furnishes to the Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as deductible compensation to Executive.

          F.   TERMINATION
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               1.  Termination for Cause. The Bank may terminate this Agreement
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at any time by action of the Board of Directors, if Executive fails to perform or habitually neglects the duties which he is required to perform hereunder, if Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as reasonably determined by the Board of Directors in good faith, or if Executive commits any act which would cause termination of coverage under the Bank's Bankers' Blanket Bond as to Executive (as distinguished from termination of coverage as to the Bank as a whole). In the event the Bank terminates this Agreement for cause as provided herein, Executive shall not be eligible for any severance benefits otherwise contemplated by this Agreement. Such termination shall not prejudice any remedy which the Bank may have at law, in equity, or under this Agreement.

               2.  Death or Disability. In the event of Executive's death or if
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Executive is found to be physically or mentally disabled (as hereinafter defined) by the Board of Directors in good faith, this Agreement shall terminate without any further liability or obligation by the Bank to Executive.

                   For purposes of this Agreement only, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of ninety (90) days or a cumulative period of 120 days in any calendar year. If there should be a dispute between the Bank and Executive as to Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representatives, or if the parties cannot agree within ten (10) days after a request for designation of such party, then by a physician or psychiatrist designated by the San Bernardino County Medical Association. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding upon the parties hereto.

               3.  Action by Supervisory Authority. If the Bank is closed by or
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taken over by the California Department of Financial Institutions or other supervisory authority, including the Federal Deposit Insurance Corporation, such bank supervisory authority may

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immediately terminate this Agreement without further liability or obligation by the Bank to Executive.

               4.  Merger or Other Corporate Reorganization. In the event of:
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(i) a merger where the Bank is not the surviving corporation, (ii) a transfer of all or substantially all of the assets of the Bank or (iii) any acquisition, consolidation or other corporate reorganization where there is a change in ownership of at least fifty-one percent (51%) except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, and, in the event that this Agreement and Executive's employment are terminated for any reason during the two-year period immediately following the effective date of consummation of such merger or other corporate reorganization by either Executive or by the surviving entity, in the event of a merger; by either Executive or the transferee of assets in the event of a purchase or sale; or by either Executive or the acquiror, in the event of an acquisition of stock in the Bank, then Executive shall be entitled to the same severance benefits as contemplated by Paragraph
F.5 below for a nine (9) month period immediately following such termination of this Agreement; provided, however, that if, on the first business day immediately preceding the effective time of such merger or other corporate reorganization, the Bank's total assets equal $250 million or greater, then Executive shall be entitled to said severance benefits for a two (2) year period immediately following such termination. Notwithstanding the foregoing, no such severance benefits shall be payable to Executive in the event that this Agreement is terminated during the above-described two-year period for any of the reasons delineated in Paragraph F.1 above.

               5.  Termination Without Cause. Notwithstanding anything to the
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contrary contained herein, it is agreed by the parties hereto that either the
Bank or Executive may at any time elect to terminate this Agreement and Executive's employment by the Bank for any reason. Such termination shall be effective thirty (30) days following proper delivery of notice of termination to the non-terminating party in accordance with the notice provisions set forth herein. In the event this Agreement is terminated by Executive, all benefits provided by the Bank hereunder to Executive shall cease upon the effective date of such termination of this Agreement and Executive shall not be entitled to any severance benefits whatsoever. In the event this Agreement is terminated by the Bank (other than in accordance with Paragraph F.1 hereof), Executive shall be entitled to each of the following severance benefits commencing upon the effective date of termination of this Agreement: (a) Executive shall continue to be paid Executive's base salary for a period of nine (9) months immediately following the effective date of Executive's termination, which payments shall be payable to Executive in accordance with the normal method of payment as specified in this Agreement; and (b) Executive shall be entitled to maintain all medical and life insurance benefits which were granted to him during his employment with the Bank for a period of nine (9) months immediately following the effective date of Executive's termination.

               6.  Effect of Termination. In the event of the termination of
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this Agreement for any reason (except as provided herein), Executive shall be entitled to the salary

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and bonus, if any, earned by Executive prior to the date of termination as provided for in this Agreement (except that Executive shall not be entitled to any bonus in the event his employment is terminated for cause as provided in Paragraph F.1 above), computed pro rata up to and including that date; but Executive shall be entitled to no further compensation for services rendered after the date of termination, except as provided in Paragraph F.4 above regarding merger or other corporate reorganization or Paragraph F.5 above regarding termination without cause by the Bank. Executive further agrees that in the event of termination of employment for any reason, he will resign from the Board of Directors of the Bank on the effective date of the termination of such employment.

          G.   GENERAL PROVISIONS
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               1.  Trade Secrets. During the Term, Executive will have access to
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and become acquainted with what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, including its operations and methods of doing business, and the identity of customers of the Bank, including knowledge of their financial condition and their financial needs. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of two (2) years after the termination of this Agreement, except as required in the course of Executive's employment with the Bank.

               2.  Covenant Not to Compete. Executive hereby covenants and
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agrees that for a period of eighteen (18) months following termination of this
Agreement, Executive shall not engage in the business of banking within a twenty-five (25) mile radius of the Bank's head office, or any branch office, or of any location for which the Bank has applied for a branch office. Notwithstanding the foregoing, this covenant not to compete shall not be applicable in the event that this Agreement is terminated in accordance with Paragraph F.4 hereof.

               3.  Indemnification. To the extent permitted by law, applicable
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statutes and the Bylaws or resolutions of the Bank in effect from time to time, the Bank shall indemnify Executive against liability or loss arising out of Executive's actual or asserted misfeasance or non-feasance in the performance of Executive's duties or out of any actual or asserted wrongful act against, or by, the Bank including but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. However, the Bank shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Bank in the performance of his duties, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification for the expenses which such court shall determine. The Bank shall endeavor to apply for and obtain Directors and Officers Liability

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Insurance to indemnify and insure the Bank and Executive from and against the aforesaid liabilities. The provisions of this paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

               4.  Return of Documents. Executive expressly agrees that all
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manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Bank, and that Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of said property to the Bank in good condition.

               5.  Notices. All notices, demands or other communications
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hereunder shall be in writing and shall be delivered in person (professional courier acceptable); or by United States mail, certified or registered, postage prepaid, with return receipt requested; or by facsimile transmission; or otherwise actually delivered, to the addresses for the parties appearing at the inception of this Agreement. The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Paragraph G.5. Any notice, demand or other communication given pursuant to this Agreement shall be deemed to have been given on the date actually delivered, if delivered in person, three days following the date mailed, if delivered by U.S. mail, or upon written confirmation of transmission, if delivered by facsimile.

               6.  Review by Counsel. Executive represents and warrants to the
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Bank that he has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so, and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

               7.  California Law. This Agreement is to be governed by and
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construed in accordance with the laws of the State of California.

               8.  Captions and Paragraph Headings. Captions and paragraph
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headings used herein are for convenience only and are not a part of this
Agreement and shall not be used in construing it.

               9.  Invalid Provisions. Should any provision of this Agreement
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for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

               10. Entire Agreement. This Agreement contains the entire
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agreement of the parties. It supersedes any and all other agreements, either oral or in writing,

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between the parties hereto with respect to the employment of Executive by the
Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by both the Bank and Executive.

               11. Receipt of Agreement. Each of the parties hereto
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acknowledges that he has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             BUSINESS BANK OF CALIFORNIA




                                             By: /s/ John E. Duckworth
                                                 -------------------------
                                                 John E. Duckworth
                                                 Chairman of the Board


/s/ Alan J. Lane
--------------------------------
ALAN J. LANE

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                           BUSINESS BANK OF CALIFORNIA
              SUPPLEMENT TO EMPLOYMENT AGREEMENT FOR ALAN J. LANE
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If either party to this Agreement does not desire for the Agreement to be renewed at the end of the Term, such party shall so notify the other party not less than nine (9) months prior to the expiration of the Term. If no notice is given and the parties fail to take any affirmative action to enter into a new employment agreement, this Agreement shall continue in full force and effect for one (1) additional year.